EXHIBIT 99.2


                              EXPRESS SCRIPTS, INC.
                                     Table 1
                         Unaudited Operating Statistics
                        (in thousands, except per claim)

                                  3 MONTHS          3 MONTHS        3 MONTHS        3 MONTHS         3 MONTHS
                                   ENDED             ENDED            ENDED          ENDED            ENDED
                                 03/31/2002        12/31/2001      09/30/2001      06/30/2001       03/31/2001
                                 ----------        ----------      ----------      ----------       ----------
DRUG SPENDING
Drug spend - PBM                $ 4,693,670        $ 4,486,130     $ 3,914,546    $ 3,856,119      $ 3,652,074
Specialty Dist. (SDS)               290,081            251,746         183,299        172,918          166,692
                                ------------       ------------    ------------   ------------     -----------
   Total                        $ 4,983,751        $ 4,737,876     $ 4,097,845    $ 4,029,037      $ 3,818,766
                                ============       ============    ============   ============     ===========

REVENUE DETAIL
PBM revenues (1)                $ 2,722,559        $ 2,590,515     $ 2,367,019    $ 2,228,852      $ 2,068,128      (2)
Non-PBM revenues                     26,510             19,132          14,233         18,491           22,412
                                ------------       ------------    ------------   ------------     -----------
Total revenues                  $ 2,749,069        $ 2,609,647     $ 2,381,252    $ 2,247,343      $ 2,090,540
                                ============       ============    ============   ============     ===========

PER CLAIM
Network revenue/claim           $     23.95        $     23.40     $        24    $     22.46      $     20.70
Mail revenue/claim              $    130.91        $    123.75     $    122.37    $    126.06      $    124.65

CLAIMS DETAIL
Network                              80,112             79,967          70,373         71,311           72,345
SDS                                     666                581             500            436              371
Mail                                  6,039              5,714           5,404          4,879            4,496
                                ------------       ------------    ------------   ------------     -----------
Total claims                         86,817             86,262          76,277         76,626           77,212
                                ============       ============    ============   ============     ===========
Adjusted claims (3)                  98,895             97,690          87,085         86,384           86,204
                                ============       ============    ============   ============     ===========

MARGIN ANALYSIS
Gross profit margin (5)                 5.8%               6.0%            6.1%           6.7%             6.9%     (4)
EBITDA margin (5)                       3.4%               3.3%            3.4%           3.4%             3.5%     (4)

PER ADJUSTED CLAIM
Drug spend                      $     50.39         $    48.50      $    47.06     $    46.64       $    44.30
Gross profit (5)                $      1.62         $     1.60      $     1.66     $     1.74       $     1.68
EBITDA (5)                      $      0.94         $     0.87      $     0.93     $     0.89       $     0.86


SEE NOTES TO UNAUDITED OPERATING STATISTICS


                             SELECTED RATIO ANALYSIS
                                     TABLE 2

                                   AS OF             AS OF            AS OF          AS OF            AS OF
                                 03/31/2002        12/31/2001      09/30/2001      06/30/2000       03/31/2001
                                 ----------        ----------      ----------      ----------       ----------

Debt to EBITDA ratio (5)            1.0x               1.1x            1.1x           1.4x             1.4x
Interest coverage ratio            10.2x               9.3x            8.4x           7.5x             6.6x
Debt to enterprise value            7.2%               8.7%            7.4%           8.4%            10.5%
Debt to capitalization             28.3%              29.4%           29.8%          33.3%            34.5%

                              EXPRESS SCRIPTS, INC.

                                      Notes


UNAUDITED OPERATING STATISTICS (excludes non-recurring items)

General: Certain reclassifications have been made to prior years and prior quarter's financial statements to conform with the current quarter's presentation

(1) Our PBM revenues generally include administrative fees, dispensing fees and ingredient costs of pharmaceuticals dispensed from retail pharmacies included in one of our networks or from one of our mail pharmacies, and the associated costs are recorded in cost of revenues (the Gross Basis). Where we only administer the contracts between our clients and the clients' retail pharmacy networks we record as revenues only the administrative fee we received from our activities (the Net Basis).

(2) This increase primarily reflects the transfer of clients to pharmacy networks managed by us (Gross Basis -- see footnote 1); higher utilization and drug costs; and new membership.

(3) Adjusted claims represent network claims plus mail claims, which are multiplied by 3, as mail claims are typically 90 day scripts and network claims are generally 30 day scripts.

(4) Margin analysis is not indicative of profitability -- margins are greatly impacted by the transfer of clients to pharmacy networks managed by us (Gross Basis) from the clients' network (Net Basis). When we process claims for a client's pharmacy network, all we record as revenue is an administrative fee (Net Basis). When a client is transferred to one of our networks, we charge the administrative fee and a fee for managing the pharmacy network. In addition, we gross up revenues and cost of revenues to include the ingredient cost (Gross Basis). Thus, while the margin percentage appears to decline because revenues are grossed up for the ingredient cost, our actual profit per claim and net income improves due to the fee we receive for managing the pharmacy network.

(5) Excludes non-recurring items in the first quarter of 2002.